UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2016

MAGICJACK VOCALTEC LTD.
(Exact name of registrant as specified in its charter)

Israel	000-27648
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

12 HAOMANUT STREET, 1ST FLOOR
POLEG INDUSTRIAL ZONE, NETANYA, ISRAEL 4250445
 (Address of principal executive offices, including zip code)

Telephone: (561) 749-2255
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.02. Result of Operations and Financial Condition

On August 9, 2016, magicJack Vocaltec Ltd. (the "Company") issued a press release announcing its financial results for the three and six months ended June 30, 2016. A copy of the press release is furnished herewith as Exhibit 99.1.  The Company held a conference call on August 9, 2016 to discuss these financial results, a transcript of which is furnished herewith as Exhibit 99.2.

In its press release, the Company included non-GAAP financial measures, as defined in Regulation G promulgated by the Securities and Exchange Commission.  The press release sets forth the reasons the Company believes that presentation of the non-GAAP financial measures provides useful information to investors regarding the Company's financial condition and results of operations.  A reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures is also included in the press release.

The information in this Item 2.02 (including Exhibit 99.1 and Exhibit 99.2) shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 9, 2016, Yoseph Dauber retired as a Director of the Company.  In recognition and appreciation of Mr. Dauber's service to the Company, the Compensation Committee and Board approved the accelerated vesting of the remaining 2,334 shares of restricted stock held by Mr. Dauber.

On August 9, 2016, the Board appointed Mr. Izhak Gross to the Board of Directors to fill the vacancy on the Board of Directors caused by Mr. Dauber's retirement.  The Board has determined that Mr. Gross is independent under the standards established by the Nasdaq Global Market and is qualified to serve as an external director under the provisions of the Israeli Companies Law.  Mr. Gross was also appointed to serve as a member of the Audit Committee and Compensation Committee.

Mr. Gross co-founded four global companies in fields ranging from network messaging, web conferencing, VOIP systems and recyclable printed boards. From 2006 to 2010, Mr. Gross served as the co-founder, Chairman and Chief Executive Officer of Kroom Ltd., a company headquartered in Tel Aviv, Israel that designed and manufactured a wide range of products made out of laminated printed board.  From 1996 to 2005, he served as the co-founder and Chairman of ArelNet Ltd., a company headquartered in Yavne, Israel that was publicly traded on the Israel Stock Exchange (TASE).  ArelNet Ltd. was a pioneer of VoIP communications producing switching and delivery systems.  From 1988 to 2005, Mr. Gross also served as co-founder and Chairman of Arel Communications and Software Ltd., a technology leader in interactive web communications headquartered in Yavne, Israel that was publicly traded on NASDAQ.  From 1982 to 1988, he served as cofounder and Managing Director of Arel Computers and Software Ltd., a company headquartered in Yavne, Israel that marketed the ARCOM Value Added Network messaging transaction system, including fax, email, telex and telegraph systems deployed in more than 50 countries.  From 1976 to 1979 Mr. Gross served as a Senior System Programmer for Granot Central Cooperating Ltd. in Emek Hefer, Israel, and from 1973 to 1986 he taught mathematics and physics at Kibutz Gan Shmuel High School in Gan Schmuel, Israel.  Mr. Gross received a BSC in Theoretical Physics from Technion, Israel Institute of Technology in Haifa, Israel in 1973.

There is no arrangement or understanding between Mr. Gross and any other person pursuant to which Mr. Gross was appointed as a Director of the Company. There are no transactions in which Mr. Gross has an interest requiring disclosure under Item 404(a) of Regulation S-K.  Mr. Gross will receive the director compensation that is awarded to all non-employee directors for their service on the Board of Directors and the Audit Committee and Compensation Committee.

Section 9 – Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits

Exhibit
Number	Description

99.1	Press release, dated August 9, 2016, announcing financial results for the quarter endedJune 30, 2016.
99.2	Transcript of earnings call held on August 9, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Company Name

By:	/s/ Jose Gordo
Name: Jose Gordo
Title: Chief Financial Officer

Date: August 15, 2016

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Press release dated August 9, 2016.
99.2	Transcript of earnings call held on August 9, 2016